               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549


                        FORM 8K


                     CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




                         February 1, 1999
     ----------------------------------------------------
       Date of Report (Date of earliest event reported)


                FIRST ALLEN PARISH BANCORP, INC.
     ----------------------------------------------------
    (Exact name of Registrant as specified in its Charter)



     Delaware                0-21165        72-1331593
    -----------------------------------------------------
    (State or other  (Commission File No.)  (IRS Employer
     jurisdiction of                   Identification No.)
     incorporation)



     222 South 10th Street, Oakdale, Louisiana      71463
    -----------------------------------------------------
    (Address of principal executive offices)    (Zip Code)



    (318) 335-2031
    -----------------------------------------------------
    (Registrant's telephone number, including area code)



    N/A
    -----------------------------------------------------
    (Former name or former address, if changed since last report)




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Item 5.  Other Events


On February 1, 1999, the Registrant issued a press release announcing preliminary results of operations for the 1998 fiscal year. Registrant also announced plans for a stock repurchase and announced the annual Stockholders Meeting date.


Item 7.  Financial Statements and Exhibits


(A) Exhibits.

    1.  Press release, dated February 1, 1999.
































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     SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FIRST ALLEN PARISH BANCORP, INC.


DATE:  February 1, 1999       BY:  /s/Charles L. Galligan
                                   Charles L. Galligan








































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                               EXHIBIT 1




























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FOR IMMEDIATE RELEASE.................

CONTACT:  Charles L. Galligan, President & CEO
          First Allen Parish Bancorp, Inc.
          222 South Tenth Street
          Oakdale, Louisiana 71463

          Telephone:  (318) 335-2031
          Telefax:    (318) 335-2941

     FIRST ALLEN PARISH BANCORP, INC., HOLDING COMPANY OF
     FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF ALLEN PARISH
     ANNOUNCES PRELIMINARY RESULTS OF OPERATIONS FOR FISCAL YEAR
END
     DECEMBER 31, 1998, ANNOUNCES A PLAN FOR STOCK REPURCHASE,
AND
     ANNOUNCES ANNUAL STOCKHOLDERS MEETING DATE


OAKDALE, LOUISIANA, FEBRUARY 1, 1999 - First Allen Parish Bancorp, Inc. (the Company), (NASDAQ:FALN), holding company of First Federal Savings & Loan Association of Allen Parish, (the Association), Oakdale, Louisiana, reported that the Institution had net income of $222,555, or $.90 per share, for the twelve months ended December 31, 1998, compared to net income of $254,500, or $1.04 per share, for the twelve months ended December 31, 1997. These results are subject to adjustments upon completion of the Company's independent audit.

Loans receivable increased to $14,896,198 at December 31, 1998, from $13,645,908 at December 31, 1997, an increase of $1,250,290.
Deposits increased to $33,553,066 at December 31, 1998, from $28,656,542 at December 31, 1997, an increase of $4,896,524.
Total assets increased to $38,693,630 at December 31, 1998, from $33,519,187 at December 31, 1997, an increase of $5,174,443.

First Federal exceeded all federal regulatory capital require ments at December 31, 1998. Stockholders' equity increased to $4,784,268 at December 31, 1998, from $4,534,718 at December 31,
1997, an increase of $249,550. Semiannual dividends of $.15 per share were paid to stockholders in June and December of 1998. First Allen Parish Bancorp, Inc., common stock is traded on NASDAQ "Pink Sheets" under the symbol "FALN".

First Allen Parish Bancorp, Inc., announced its intention to repurchase up to 5% of its outstanding shares in the open market over the next twelve months. These shares will be purchased at prevailing market prices from time to time over a twelve-month period, depending on market conditions. Management also intends to repurchase up to 4% of its outstanding shares in the open market to fund the Company's Recognition and Retention Plan.






These shares will also be purchased at prevailing market prices from time to time depending upon market conditions. The Board of Directors of the Company approved the repurchase program in view of the current price level of the Company's common stock and the strong capital position of the Company's subsidiary, First Federal Savings & Loan Association of Allen Parish. The repurchased shares will become treasury shares and will be used for general corporate purposes, including the issuance of shares in connection with grants and awards under the Company's stock based benefit plans. The Board of Directors of the Company believes that the repurchase of shares represents an attractive investment opportunity that will benefit the Company and its stockholders.

First Allen Parish Bancorp, Inc., also announced that the Annual Meeting of Stockholders will be held at 2:00 p.m. (Oakdale, Louisiana time) on Friday, April 30, 1999, at the main office of First Allen Parish Bancorp, Inc., 222 South Tenth Street, Oakdale, Louisiana 71463.

First Allen Parish Bancorp, Inc., through its subsidiary, First Federal Savings & Loan Association of Allen Parish, is a community-oriented financial institution, offering a full range of banking services aimed at meeting the financial needs of the families and the communities it services. Deposits are insured by the Federal Deposit Insurance Corporation (FDIC). Founded in 1962, First Federal Savings & Loan Association of Allen Parish and its holding company, First Allen Parish Bancorp, Inc., founded in 1996, are both headquartered at 222 South Tenth Street, Oakdale, Louisiana. First Federal recently opened a full service branch office at 110 North Fifth Street, Oberlin, Louisiana, and recently established a Loan Production Office at 531 North Ninth Street, Kinder, Louisiana.